Exhibit 32.2

CERTIFICATION OF

CHIEF FINANCIAL OFFICER

PURSUANT TO

RULE 13a-14(b) OR 15d-14(b) OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, AND SECTION 1350 OF

CHAPTER 63 OF TITLE 18 OF THE UNITED STATES CODE (18 U.S.C. § 1350)1

In connection with the filing of the quarterly report of MannKind Corporation (the “Company”) on Form 10-Q for the quarterly period ended September 30, 2025, as filed with the Securities and Exchange Commission on or about the date hereof, to which this certification is attached as Exhibit 32.2 (the “Report”) and pursuant to the requirement set forth in Rule 13a-14(b) or Rule 15d-14(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Section 1350 of Chapter 63 of Title 18 of the United States Code (18 U.S.C. §1350), Christopher B. Prentiss, Chief Financial Officer of MannKind Corporation (the “Company”), hereby certifies that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or Section 15(d) of the Exchange Act, and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

In Witness Whereof, the undersigned has set his hand hereto as of the 5th day of November, 2025.

/s/ Christopher B. Prentiss
Christopher B. Prentiss
Chief Financial Officer

[1]

This certification is being furnished solely to accompany this quarterly report on Form 10-Q pursuant to 18 U.S.C. Section 1350, and is not deemed filed for purposes of Section 18 of the Exchange Act or the Securities Act of 1933, as amended, and is not incorporated by reference into any filing of the Company, whether made before or after the date hereof, regardless of any general incorporation language contained in such filing.